Exhibit 99.2

STANDARD FORM SHOPPING CENTER LEASE

BETWEEN

AVG PARTNERS II, LLC
a Delaware limited liability company

AND

PACIFIC PREMIER BANK,
a federal savings bank

TABLE OF CONTENTS

ARTICLE 1	TERMS AND DEFINITIONS	5-7

ARTICLE 2	PREMISES	8

ARTICLE 3	USE	8
3-1.	Permitted Use	8
3-2.	Exclusive Use	8
3-3.	Change of Use	8

ARTICLE 4	MINIMUM RENT	9
4-1.	Initial Minimum Monthly Rent	9
4-2.	Minimum Rent Adjustment	9

ARTICLE 5	TERM	9-11
5-1.	Lease Term	9
5-2.	Lease Term Commencement	9
5-3.	Rent Commencement	10
5-4.	Construction and Fixture Period	10
5-4(a).	Tenant Improvement Allowance	10
5-5.	Performance of Landlord’s Work	10
5-6.	Performance of Tenant	10
5-7.	Tenant’s Right to Possession	10
5-8.	Options to Extend Lease	10
5-9.	Recapture by Landlord	11

ARTICLE 6	SECURITY DEPOSIT	11

ARTICLE 7	ADDITIONAL RENT	11-14
7-1.	Percentage Rent	11
7-2.	Operating Expenses	11-14
7-3.	Definition of Additional Rent	14

ARTICLE 8	INSURANCE AND INDEMNITY	14-17
8-1.	Insuring Party	14
8-2.	Liability Insurance	14
8-3.	Landlord’s Property Insurance	15
8-4.	Insurance Policies	16
8-5.	Waiver of Claims; Waiver of Subrogation	16
8-6.	Indemnity	16
8-7.	Exemption of Landlord from Liability	16
8-8.	Tenant’s Insurance	17
8-9.	Commencement of Insurance	17

ARTICLE 9	USES PROHIBITED	17-18
9-1.	Hazardous Waste	17-18

ARTICLE 10	COMPLIANCE WITH LAW	18

ARTICLE 11	ALTERATIONS AND ADDITIONS	19

ARTICLE 12	REPAIRS	19-20
12-1.	Tenant’s Repairs	19
12-2.	Landlord’s Repairs	20

ARTICLE 13	LIENS	20

ARTICLE 14	ASSIGNMENT AND SUBLETTING	20-21

ARTICLE 15	UTILITIES	21

ARTICLE 16	PERSONAL PROPERTY TAXES	21

ARTICLE 17	RULES AND REGULATIONS	21-22
17-1.	Compliance	21
17-2.	Remedy	21
17-3.	Tenant and Tenant’s Employee Parking	22
17-4.	Voluntary Programs	22

ARTICLE 18	HOLDING OVER	22

ARTICLE 19	ENTRY BY LANDLORD	23

ARTICLE 20	TENANT’S DEFAULT	23
20-1.	Events of Default	23
20-2.	Notices of Default	23

ARTICLE 21	LANDLORD’S REMEDIES	24
21-1.	Tenant’s Right to Possession Not Terminated	24
21-2.	Termination of Tenant’s Right to Possession	24
21-3.	Appointment of Receiver	24
21-4.	Landlord’s Right to Cure Tenant’s Default	24

ARTICLE 22	DEFAULT BY LANDLORD	25

ARTICLE 23	RECONSTRUCTION	25

ARTICLE 24	EMINENT DOMAIN	25

ARTICLE 25	PARKING AND OTHER COMMON AREA	26
25-1.	Maintenance	26
25-2.	Common Rights	26
25-3.	Rules and Regulations	26
25-4.	Special Assessments	26

ARTICLE 26	SIGNS	26-27
26-1.	Compliance	26-27
26-2.	Remedy	27

ARTICLE 27	DISPLAYS	27

ARTICLE 28	AUCTIONS	27

ARTICLE 29	HOURS OF BUSINESS	27

ARTICLE 30	RESTRICTION ON TENANT	27

ARTICLE 31	LANDLORD’S LIABILITY	27

ARTICLE 32	ASSIGNMENT OF RENTS	28
32-1.	Assumption	28
32-2.	Leaseback	28

ARTICLE 33	FINANCIAL STATEMENTS	28

ARTICLE 34	LANDLORD’S RIGHT TO RELOCATE PREMISES	28

ARTICLE 35	MISCELLANEOUS	28-31
35-1.	Plats and Riders	28
35-2.	Site Plan	28
35-3.	Waiver	28
35-4.	Joint Obligation	29
35-5.	Marginal Headings	29
35-6.	Time	29
35-7.	Successors and Assigns	29
35-8.	Recordation	29
35-9.	Quiet Possession	29

35-10.	Late Payments	29
35-11.	Prior Agreements	29
35-12.	Inability to Perform	29
35-13.	Partial Invalidity	30
35-14.	Cumulative Remedies	30
35-15.	Choice Of Law	30
35-16.	Attorneys’ Fees	30
35-17.	Sale of Premises by Landlord	30
35-18.	Subordination, Nondisturbance and Attornment	30
35-19.	Notices	30
35-20.	Tenant’s Statement	31
35-21.	Authority of Tenant	31
35-22.	Authority of Landlord	31
35-23.	Effectiveness of Lease	31
35-24.	Brokerage Commission	31
35-25.	Language	31

STANDARD FORM SHOPPING CENTER LEASE

This Lease, dated as of August 1, 2005 (“Effective Date”) is made by and between the parties defined below in Article 1(a).

ARTICLE 1
TERMS AND DEFINITIONS

(a)	Parties:

	(1)	Landlord: AVG Partners II, LLC, a Delaware limited liability company (“Landlord”)

	(2)	Tenant: Pacific Premier Bank, a federal savings bank (“Tenant”)

	(3)	Tenant’s Trade Name: “Pacific Premier Bank”

(b)	Premises: (Article 2)

(1)

Suite Designation: The end cap space designated as Space “A” & its adjacent space, Space “B”, both contained within the freestanding building, Shop Building One, as shown crosshatched on Exhibit ”A” attached hereto.

Leasable area leased to Tenant: Three thousand five hundred and five (3,505) square feet.

(c)

Shopping Center Address: 4951 - 4959 Katella Avenue, the Northwest Corner of Katella Avenue and Siboney Street, City of Cypress (“City”), State of California, as shown on the “Site Plan” attached hereto as Exhibit ”A-1”.  A legal description of the Center is attached hereto as Exhibit ”A-2”.

(d)

Use: (Article 3) Primarily to conduct general office activities and provide services related to the operation of a financial institution that provides retail and/or commercial banking, including all financial services or investment products commonly provided by Tenant.  These services may include insurance, trust, and investment, along with financial products related thereto.  Tenant’s primary use may also include the operation of a bank, credit union or savings bank within the Premises.

	(d1)	Exclusive Use: See Article 3-2.

(e)	Initial Monthly Minimum Rent: (Article 4) Nine thousand nine hundred and eighty-nine and 25/100 dollars ($9,989.25) per month.

(f)

Term of Lease: (Article 5) One hundred and twenty (120) calendar months (“Initial Term”), Landlord hereby grants Tenant two (2) successive sixty (60) month options to extend the term subject and pursuant to Article 5-8 hereof.

(g)	Term Commencement: (Article 5-2) The Term shall commence upon the date of delivery of the Premises to the Tenant, as set forth in Article 5-2.

(h)	Rent Commencement: (Article 5-3) Rent shall commence upon the earlier of (i) ninety (90) days following the Term Commencement or (ii) upon the Tenant’s opening for business.

(j)	Security Deposit: (Article 6) None

(k)

Tenant Improvement Allowance: (Article 5-4) Landlord shall pay to Tenant Twenty-eight thousand and forty and no/100 dollars ($28,040.00) (based upon $8.00 per square foot of the leasable area of the Premises), to be paid in accordance with Article 5-4(a) hereof.

(l)	Additional Insureds: (Article 8) AVG Partners II, LLC, a Delaware limited liability company and Landlord’s lenders.

(m)	Notice Addresses: (Article 35-20)

(1)	Landlord’s Address:	(2)	Tenant’s Address:

	AVG Partners II, LLC		Pacific Premier Bank, FSB
	a Delaware limited liability company		1600 Sunflower Ave., 2nd Floor
	9595 Wilshire Blvd., Suite 710		Costa Mesa, CA 92626
	Beverly Hills, CA 90212		(714) 431-4003 ph
	(310) 273 -0864 ph		(714) 433-3085 fax
(310) 273- 3382 fx

	Attn: Arnold Schlesinger		Attn: John Shindler, EVP, CFO

(n)

Prevailing Intent in Conflict:  In the case of conflict between this Article 1 and the main body of this Lease (Articles 2 through 35) including all Exhibits, the language and intent of the main body of this Lease and Exhibits shall prevail.

Exhibits (indicated as Marked)

Exhibit “A”:	The Premises

Exhibit “A-1”:	The Site Plan

Exhibit “A-2”:	Legal Description

Exhibit “B”:	Landlord’s Work

Exhibit “C”:	Tenant’s Work

Exhibit “D”:	Sign Criteria

Exhibit “E”:	Confirmation of Term and Minimum Rent

Exhibit “F”:	Estoppel

Exhibit “G”:	Subordination, Attornment and Nondisturbance Agreement

Exhibit “H”:	Prohibited Use Restrictions

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of Articles 1 through 35 on pages 1 through 28 and each of the Exhibits marked above, inclusive, all of which are attached hereto and, in addition to this Article 1, constitute this Lease.

LANDLORD:		TENANT:

AVG PARTNERS II, LLC		PACIFIC PREMIER BANK,
a Delaware limited liability company		a federal savings bank

By:	/s/ ARNOLD SCHLESINGER	By:	/s/ STEVEN R. GARDNER

Name:	Arnold Schlesinger	Name:	Steven R. Gardner
Its:	Member	Its:	President and CEO

Date: 8/1/05		Date: 8/2/05

ARTICLE 2
PREMISES

Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space (herein called “Premises”), described in Article 1(b) and delineated in Exhibit ”A”.  The Premises are situated within a Shopping Center (the “Center”) located as set forth in Article 1(c).  The preliminary site plan of the Center and the location of the Premises are delineated on Exhibit ”A-1” (“Site Plan”) attached hereto and incorporated herein by reference.  The Common Area is defined in Article 25.

This Lease is subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration of this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

ARTICLE 3
USE

3-1.    Permitted Use. Tenant shall use the Premises for the purpose set forth in Article 1(d) and for no other purpose without Landlord’s prior written consent, as provided in 3-3 below.

3-2.    Exclusive Use.    Except for those uses permitted (presently and in the future) pursuant to existing leases (as of the Effective Date hereof) with other tenants, their assignees, or subtenants in the Center, Landlord covenants that during the term of this Lease and for so long as Tenant continuously operates the Premises for the use set forth in Article 1(d), Landlord shall not lease to, nor allow any other premises in the Center to operate as its primary business, the Tenant’s primary use set forth herein.  In the event that Tenant determines that another tenant or occupant of the Center has violated the provisions of this Article 3-2, it shall provide written notice to Landlord of such violation which notice shall include a detailed description of the nature of said violation.  Landlord shall not be in default under this Lease if another tenant or occupant violates the provisions of this Article 3-2 in violation of a written lease or occupancy agreement which complies herewith and to which Landlord is a party, provided that within thirty (30) days following Landlord’s receipt of Tenant’s notice, Landlord initiates appropriate action to cause said violation to cease (including the initiation of legal proceedings if necessary) and thereafter diligently prosecutes said violation to its legal conclusion.  If a violation of Landlord’s covenant in this Article 3-2 is not a breach of a written lease or occupancy agreement to which Landlord is a party, and said violation is not cured within ninety (90) days of Tenant’s notice, Tenant’s sole remedy shall be to either: (i) terminate this Lease, which termination shall be effective thirty (30) days following Tenant’s notice to terminate unless said violation ceases prior to the expiration of said thirty (30) day period, or (ii) not terminate this Lease (which shall be deemed Tenant’s decision, unless Tenant specifically elects to terminate) and sue Landlord for damages or specific performance, which action must be brought within one hundred twenty (120) days of Tenant’s notice.

3-3.    Change of Use.  If, after the Continuous Operations Period set forth in Article 5-9, Tenant intends to occupy and use the Premises for a purpose other than as set forth in Article 1(d) during the Initial Term of this Lease or during any renewal period hereunder, then prior to any change in use Tenant shall notify Landlord, in writing, of its desired use, and thereafter Landlord shall submit to Tenant, within thirty (30) days, a written list of existing exclusive use provisions for the Center. Tenant agrees that it shall not operate or allow the Premises to be operated (except as allowed by Article 3-1) in a way which would violate any future or existing exclusive to which Landlord has agreed in writing with any other tenant or occupant of the Center or which would violate any of the prohibited use restrictions set forth in Exhibit “H”.  Landlord may withhold its consent to any requested change of use if such use is not a retail use typically found in first class shopping centers in Southern California or which violates an exclusive use or restriction granted to another tenant or occupant of the Center.  A change of use shall occur whenever Tenant shall sell products other than as set forth in Article 1(d) from more than ten percent (10%) of the leasable area (as defined below in Article 4) of the Premises.

ARTICLE 4
MINIMUM RENT

4-1.    Initial Minimum Monthly Rent.  Tenant agrees to pay to Landlord the minimum monthly rent set forth in Article 1(e) (“Minimum Rent”), without offset, deduction, notice, or demand in advance, on or before the first day of each and every successive calendar month during the Term hereof, commencing pursuant to Article 5-3 except that the first month’s Minimum Rent shall be paid in advance upon the execution hereof.  The Minimum Rent set forth herein shall be as described in Article 1(e). As used in this Lease, the phrase, “leasable area” means the area of any building or space within a building as measured from the outside of exterior walls and from the middle of demising walls.  Landlord and Tenant agree that for purposes of this Lease the leasable area of the Premises is deemed to be as set forth in Article 1 (b) and that such leasable area shall be set forth on the Confirmation Of Term and Rent (attached hereto as Exhibit ”E”) to be executed by Landlord and Tenant within thirty (30) days of the date the term of this Lease commences.  Rent for any period which is less than one (1) month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month.  Minimum Rent shall be paid to Landlord in lawful money of the United States of America at the address set forth in Article 1(m) or such other place as Landlord may from time to time designate.

4-2.    Monthly Minimum Rent Adjustment.  The monthly Minimum Rent shall be subject to adjustment as follows:

From the Rent Commencement Date (as defined in Article 5-3) through the expiration of the sixtieth (60th) full calendar month of the Term (as defined in Article 5-1), the monthly Minimum Rent shall be the Initial Monthly Minimum Rent as set forth in Article 1.

Upon the commencement of the sixty-first (61st) month through the expiration of the Initial Term the Monthly Minimum Rent shall be Eleven-thousand four-hundred and ninety-six and 40/100 dollars ($11,496.40).

Upon the commencement of Tenant’s first (1st) Option Period, if any, through the expiration of such option period, the Monthly Minimum Rent shall be Twelve-thousand eight-hundred and seventy-five and 97/100 dollars ($12,875.97).

Upon the commencement of Tenant’s second (2nd) Option Period, if any, through the expiration of such option period, the Monthly Minimum Rent shall be Fourteen-thousand four-hundred and twenty-one and 08/100 dollars ($14,421.08).

ARTICLE 5
TERM

5-1.    Lease Term.  The term of this Lease (“Term”) shall be for that period of time as set forth in Article 1(f) and shall be full calendar months, plus any partial month in which the Term commences.  The approximately twelve (12) calendar month period from the Term Commencement to the first anniversary thereof and each successive twelve (12) month period thereafter referred to in this Lease as a “Lease year.”  The parties hereto acknowledge that certain obligations under various articles hereof may commence prior to the Term (i.e., construction submittals, indemnities, and liability insurance) and the parties agree to be bound by these articles prior to commencement of the Term.

5-2.    Lease Term Commencement.  The Term shall commence (“Term Commencement”)  upon the date of delivery of possession of the Premises (“Delivery Date”) by the Landlord to the Tenant, the work identified on Exhibit “B” (“Landlord’s Work”) thereby being deemed by the Landlord and Tenant as being fully installed and completed. Landlord and Tenant shall confirm the Term Commencement by executing the Confirmation of Term and Rent as set forth in Article 4-1.

5-2(a)  Zoning.  Prior to the date that possession of the Premises is delivered to Tenant the Premises will have been properly zoned for Tenant’s Use as identified in Article 1(d).  Notwithstanding the foregoing, if Tenant has not been granted all building and sign permits or waived such permit requirement within thirty (30) days after execution of this Lease, Tenant shall have the right to terminate this Lease on or before ten (10) days following the expiration of said thirty (30) day period.

5-3.     Rent Commencement.  The date of commencement of the payment of Minimum Rent and all other charges and rents (the “Rent Commencement Date”) shall occur on or before the date which is the first to occur of (i) ninety (90) days after Landlord’s delivery of the Premises as defined in Article 5-2, or (ii) upon the date of Tenant’s opening for business.

5-4.    Construction and Fixture Period.  Tenant shall perform, at Tenant’s sole cost and expense, all of Tenant’s Work as set forth in Exhibit “C”, and equip the Premises with all trade fixtures, inventory and personal property suitable or appropriate to the regular and normal operation of Tenant’s business.  Tenant shall exercise reasonably diligent efforts to perform Tenant’s Work as set forth in Exhibit “C”, and shall open for business as soon as possible thereafter.

5-4(a). Tenant Improvement Allowance.  Provided Tenant is not in default of this Lease, Landlord shall pay to Tenant on or before the thirty (31st) day following Tenant’s filing of a Notice of Completion for Tenant’s Work, the tenant improvement allowance in the amount as set forth in Article 1 (k) provided the following occurs: 1) Tenant opens for business and occupies the Premises; 2) Tenant pays second month’s Minimum Rent; and 3) Tenant provides Landlord with all appropriate invoices and lien releases.

5-5.     Performance of Landlord’s Work.  The Premises shall be delivered to Tenant by Landlord within thirty (30) days following the mutual signing of this Lease in accordance with the requirements enumerated in Exhibit B.

5-6.    Performance of Tenant.  Tenant acknowledges that Landlord has, or will pledge the Lease and the rents and monies reserved hereunder as security for a loan or loans on the Center and that Tenant’s failure to perform as agreed in this Lease including but not limited to payment of rents, and opening for business, may cause Landlord to suffer the loss of a loan commitment or to create default of certain loan requirements.  In the event Tenant fails to perform and such failure causes Landlord to suffer damages such as penalties, forfeiture of loan fees, higher interest rates, or any other costs and damages, Tenant may be declared in default of this Lease.

5-7.    Tenant’s Right to Possession.  Prior to entry into or on the Premises Tenant shall provide to Landlord certificates of insurance evidencing the insurance which Tenant is required to obtain by Article 8, by Exhibit ”C”, and by any of the other provisions of this Lease; provided, however, Landlord may, at Landlord’s sole discretion, agree in writing to waive the requirement that certain certificates be provided during Tenant’s Construction and Fixture Period.  Further, Landlord shall not be required to deliver possession to Tenant for any reason, including but not limited to construction or fixturization by Tenant, until Tenant provides Landlord with all certificates of insurance required by Article 8 and with all plans and drawings required by Exhibit ”C” to this Lease.  Such delay shall not, however, delay the Term Commencement, Rent Commencement Date, or any other obligations of Tenant under this Lease.

5-8.    Option(s) to Extend Lease.  Provided Tenant is not in default (of which Tenant has received written notice and such default remains uncured) upon the giving of notice or commencement of any option period, Tenant shall have the number of successive options to extend the Term, and for their respective  periods of time, as identified in Article 1(f) hereof, each such option being an “Option Period”.  Each such extended term shall begin, respectively, upon the expiration of the Initial Term of this Lease or of this Lease as extended hereby and the same terms and conditions as herein set forth shall apply to each such extended term, except that the monthly Minimum Rent shall be readjusted pursuant to Article 4-2  hereof.

If Tenant shall elect to exercise the aforesaid option or options, it shall do so by giving written notice to Landlord not less than 180 days prior to the expiration of the then current Term of this Lease.  It shall be a condition of Tenant’s right to the second option to extend that Tenant has exercised and faithfully performed all of its obligations under this Lease during the first option period.

5-9.    Recapture by Landlord.  Promptly following completion of construction of the Tenant Improvements, Tenant agrees to open its store for business under the trade name as identified in Article 1 and to operate continuously its business in the Premises, fully stocked and staffed, for a period of one (1) year (the “Continuous Operation Period”).  In the event that the Premises shall, at any time after such opening, be closed for business for a period of thirty (30) consecutive days or more, other than as a result of a remodeling or a cause or event referred to in Article 23 or 24, herein, or due to Tenant’s impending subletting of the Premises or assigning of its interest in this Lease (which shall be completed and the Premises reopened within one hundred and eighty (180) days), then at any time thereafter but prior to any day on which Tenant shall reopen for business or shall give notice to Landlord that Tenant intends to reopen the Premises for business (“Tenant’s Reopening Notice”), Landlord may, as its sole remedy, terminate this Lease by giving Tenant written notice thereof.  This Lease shall terminate on the thirtieth (30th) day after the giving of such written notice by Landlord.  If Tenant shall give Tenant’s Reopening Notice as provided above, Tenant shall reopen the Premises for business on or before the date specified in the Tenant’s Reopening Notice.

Anything to the contrary notwithstanding, the Premises may be closed for causes beyond the reasonable control of Tenant.  In addition, the Premises may be closed for weekend days, banking holidays, and for the purposes of remodeling the Premises.

ARTICLE 6
SECURITY DEPOSIT

6-1.    Security Deposit.     Intentionally Omitted

ARTICLE 7
ADDITIONAL RENT

7-1.    Percentage Rent.     Intentionally Omitted

7-2.    Operating Expenses.

(a)

In addition to the Minimum Rent provided in Article 4 hereinabove, notwithstanding whether Minimum Rent is due and commencing at the same time as the Term commences under this Lease, Tenant shall pay to Landlord as Additional Rent, the following items, herein called “Operating Expenses”:

(1)

All real estate taxes and insurance premiums on the Premises and Center, including land, buildings, and improvements thereon.  Said real estate taxes shall include all ad valorem real estate taxes and other general or special assessments including without limitation, assessments under community facilities and/or other special districts for capital improvements or services that are levied upon and/or assessed against the Premises and Center, including any taxes which may be levied on rents.  Said insurance shall include all insurance premiums required to be carried by Landlord pursuant to Article 8 hereinbelow.  Said taxes and insurance premiums for purposes of this provision shall be (unless otherwise specifically provided herein) apportioned in accordance with the leasable area of the Premises as it relates to the total leasable area of the Center which is from time to time completed as of the first day of each calendar quarter (provided however, that if any other tenants in the Center pay taxes directly to any taxing authority or carry their own insurance, as may be provided in their lease, their leasable area shall not be deemed a part of the leasable area for that specific purpose as determined by Landlord).

(2)

That percent of the total cost of the following items as the total leasable area of the Premises bears to the total leasable area of the Center which is from time to time completed as of the first day of each calendar quarter:

(i)

All insurance costs, and all costs to maintain, and repair the “Common Area” of the Center, which includes but is not limited to all parking areas, stairways, corridors, utility rooms, maintenance rooms, sidewalks, driveways , and other areas and components used in common by the tenants of the Center, such costs including, but not limited to,  the cost to maintain, repair and replace common signs, landscaping, lighting, utilities, including, but not limited to water, gas, electricity, heating, ventilating and air conditioning maintenance, security and rubbish removal in connection with the operation of the Center.

(ii)

All costs to supervise and administer the Center.  Said costs shall include fees, costs or payroll paid to any third party in connection with same, excepting those costs which are associated solely with the marketing of the Center and/or advertising of the Center, construction and/or design supervision.  Landlord shall also receive a fee to supervise and administer the Center.  Combined management and/or administrative fees shall not exceed twelve percent (12%) of the total costs of Article 7-2(a)(1) (exclusive of Real Estate Taxes) and 7-2(a)(2)(i)(iii) and (iv).

(iii)

Any parking charges, utilities surcharges, insurance or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, deed restrictions, covenants, conditions and restrictions (“CC&R’s”) or interpretations thereof, promulgated by any governmental authority or local association having jurisdiction in connection with the use or occupancy of the Premises or the Common Area.

(iv)

All costs to maintain or repair the building in which the Premises are located (the “Building”), including painting, graffiti removal, outdoor seating areas serving the building, including Tenant  utility and building or mechanical systems which do not serve the Premises exclusively or which extend beyond the walls of the Premises or beneath the floor, including without limitation sprinkler systems and sewer lateral, gutters, downspouts, exterior light fixtures attached to the building and trash removal.  All costs and expenses in this subparagraph (iv) shall be apportioned based upon the leasable area of the Premises as it bears to the leasable area of the Building.

(v)	Notwithstanding anything contained to the contrary in this Lease, in no event shall Tenant’s pro rata share of the Operating Expenses include any of the following:

1)	reserves for future contingencies;

2)

capital improvement and replacements, except light fixtures and lights, landscaping and irrigation, roof replacements and parking lot replacements; provided, however, roof and parking lot replacements may be included only after the tenth (10th) Lease year and then only to the extent of the annual amortized amount based upon the useful life of said replacement;

3)

Landlord’s overhead, management fees and/or administrative costs in excess of the amounts described in Article 7-2(a) (ii), including, but not limited to, administrative salaries and/or business related expenses;

4)	costs incurred in connection with the initial construction of the Center and initial landscaping thereof;

5)	legal fees attributable to any matters concerning any other tenant of the Center;

6)	to repairing or maintaining items the cost of which are covered by warranties or insurance required to be maintained by Landlord;

7)	costs attributable to repairs or maintenance performed in another tenant’s exclusive space which is not part of the Common Area;

8)

cost and expenses which are attributable to a specific tenants versus costs and expenses attributable to the Center or tenants in common with other tenants.  Provided however, any expenses attributable to common seating areas for food service tenants may be charged exclusively to food service tenants which utilized said area;

9)	amortization of debt; provided however, depreciation of equipment utilized exclusively to maintain the Center shall be included;

10)	principal or interest on any mortgage or similar encumbrance of Landlord or rental payable by Landlord under any ground lease;

11)	costs incurred due to violations by Landlord of any of the terms and conditions of any lease in the Center or any Encumbrance (as defined in Article 10);

12)	costs attributable to seeking and obtaining new tenants for, as well as retaining existing tenants in, the Center;

13)

expenses of any repair, cleanup, remediation or detoxification of any Hazardous Materials (as defined herein), in on, under or above the Center, the presence of which Hazardous Materials was not a result of or contributed to by the conduct of Tenant or any employee, agent, subtenant, assignee, subcontractor or invitee of Tenant; and

14)

unless resulting from Tenant’s specific use or occupancy, expenses incurred, if any, to bring the Center into compliance with Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and any regulations promulgated in connection therewith (as same has been or may be subsequently amended, the “ADA”).

At no time shall Tenant be required to pay nor shall Landlord invoice Tenant for any contribution to the payment of Operating Expenses, which amount includes any overlap or duplication between the maintenance, taxes or insurance expenses payable for the Premises and the maintenance, taxes or insurance for the Common Area.

With respect to real estate taxes, under no circumstances shall Tenant be liable for any interest, penalty or surcharge of any kind, if Tenant has timely paid Tenant’s pro rata share of taxes to Landlord as set forth in this Article 7-2.

In the event that Landlord at any time imposes upon users a fee or charge for use of space in the parking areas of the Center, the revenue derived therefrom shall be used to offset the maintenance and repair thereof, before any such maintenance or repair expense is passed through to Tenant.

(b)     Upon the Term Commencement,  Landlord may submit to Tenant a statement of the anticipated monthly Operating Expenses for the period between such commencement and the following January and Tenant shall pay these Operating Expenses on a monthly basis as Additional Rent concurrently with the payment of the Minimum Rent.  Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof.  By April 1 of each year Landlord shall give Tenant a statement showing the total Operating Expenses for the Premises and the Center for the prior calendar year and Tenant’s allocable share thereof.  The first said statement shall be prorated from the Term Commencement.  In the event the total of the monthly payments which Tenant has made for the prior calendar year shall be less than Tenant’s actual share of such Operating Expenses then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord and shall concurrently pay any difference between the monthly payments already made during the current calendar year based on the prior year’s anticipated monthly Operating Expenses and the amount of monthly payments which are then calculated as monthly Operating Expenses.

Any overpayment by Tenant shall be credited toward the monthly Operating Expenses next coming due. Even though the Term shall have expired and Tenant shall have vacated the Premises, when the final determination is made of Tenant’s share of said Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Expenses previously paid and, conversely, any overpayment made shall be immediately paid by Landlord to Tenant.  Failure of Landlord to submit statements as called for herein shall not be deemed to be a waiver of Tenant’s requirement to pay sums as herein provided. Tenant shall have the right to audit all Landlord’s records relating to the Operating Expenses one (1) time per Lease year upon ten (10) days prior written notice at the office of Landlord.  If the amount charged to Tenant has been overstated or understated, an appropriate payment shall be made within ten (10) days from completion of the audit.  If the amount charged to Tenant has been overstated by three percent (3%) or more, Landlord shall pay the reasonable, direct out-of-pocket cost of the audit.  Otherwise, the cost of the audit shall be paid for by Tenant.

Notwithstanding anything herein to the contrary, Tenant shall not be liable for amounts due under this provision which are not billed within the twelve (12) month period immediately following the end of the twelve (12) month period in which they accrued.

(c)     Landlord shall not be liable to Tenant or any of Tenant’s employees, officers, directors, shareholders, contractors, agents or invitees for any failure to  provide security for the Center and Common Areas or any failure or inadequacy of any security so provided by Landlord.

7-3.    Definition of Additional Rent.  All amounts and charges payable by Tenant under this Lease (or any amendments, addenda, exhibits, assignments, subleases, or other document purporting to modify or supplement this Lease) in addition to the Minimum Rent described in Article 4 above (including, without limitation, payments for Tenant’s Pro Rata Share of Operating Expenses as provided hereinabove in Article 7, interest, late charges, etc.) shall be considered and defined as “Additional Rent” for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Minimum Rent is referenced.  Except as otherwise expressly provided in this Lease, Minimum Rent and Additional Rent shall be paid to Landlord without any prior demand therefor and without any deduction or offset whatever, in lawful money of the United States of America.

ARTICLE 8
INSURANCE AND INDEMNITY

8-1.    Insuring Party.  As used in this Article 8, the term “Insuring Party” shall mean the party who has the obligation to obtain the insurance required hereunder.  The Insuring Party shall be designated in each paragraph of this Article 8.  Whether the Insuring Party is Landlord or Tenant, Tenant shall, as Additional Rent for the Premises, pay the cost of all insurance so obtained as provided herein.

8-2.    Liability Insurance.  Tenant as the Insuring Party, at Tenant’s expense, shall obtain and keep in force during the Term, as the Insuring Party under this Article 8-2, a policy of commercial general liability insurance including coverage for bodily injury and property damage insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, construction on or maintenance of the Premises and all areas appurtenant thereto, and including any and all of Tenant’s products and completed operations (“Tenant’s Liability Insurance”).  Such insurance shall be on an occurrence basis and shall provide combined single limit coverage of not less than One Million Dollars ($1,000,000).  The policy shall contain all broad form commercial general liability extensions including, if applicable, liquor liability, garage liability, garage keepers legal liability, auto liability (owned, non-owned, hired), and such other specific coverage as may be appropriate based upon Tenant’s use in the Premises.  Tenant shall also obtain fire and extended casualty insurance in the amount of ninety percent (90%) of the full replacement cost of the Tenant Improvements as defined below in Article 8-3(c).  The policy shall contain cross liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Lease including all exhibits attached hereto.  The limits of said insurance shall not, however, limit the liability of Tenant hereunder.  If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant, as Additional Rent. Said insurance shall have a Landlord’s protective liability and a lender’s loss payable endorsement attached thereto.

Tenant shall include on such policies, as additional insureds, the entities or persons set forth in Article 1(l), and such other parties as Landlord shall reasonably from time to time require, and Tenant shall pay all premiums, if any, required to add the foregoing party(ies) as additional insureds and shall contain a provision requiring the insurance carrier to notify Landlord of any termination with not less than thirty (30) days notice.  Not more frequently than once every five (5) years or once during each option period, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall increase said amount by no more than fifty percent (50%) of the amount thereof during the preceding year of the Term.  However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease.

Landlord as the Insuring Party shall cause to be carried, during the Term commercial general liability insurance (hereinafter, “Landlord’s Liability Insurance”) for the Center and Common Area, naming Tenant as an additional insured providing coverage of not less than Three Million Dollars ($3,000,000.00), combined bodily injury and property damage liability in separate limits for each of the following; general aggregate, products-completed operations aggregate, each occurrence, personal & advertising injury, and fire damage, limits of Five Hundred Thousand Dollars ($500,000.00).  Landlord, upon written request by Tenant, shall promptly deliver to Tenant a certificate of Landlord’s Liability Insurance.  Landlord’s Liability Insurance shall require Landlord’s insurance carrier to notify Tenant at least thirty (30) days in advance of the cancellation of Landlord’s Liability Insurance.  Tenant agrees to reimburse to Landlord, Tenant’s share of Landlord’s annual total costs for the premiums for Landlord’s Liability Insurance.  Tenant’s share of Landlord’s Liability Insurance shall be calculated as the total premium multiplied by a fraction, the numerator of which shall be the leasable area in the Premises and the denominator of which shall be the leasable area covered by such policy.

8-3.    Landlord’s Property Insurance.

(a)

Landlord, as Insuring Party under this Article 8-3, shall obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to the Building, in the amount of not less than ninety percent (90%) of the replacement value thereof, as the same may exist from time to time against all perils included within the classification of all risk, sprinkler leakage, flood and earthquake (if available and desired by Landlord or Landlord’s lender).  Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises.  Landlord shall, in addition, obtain and keep in force during the Term a policy of rental income insurance covering a period of one (1) year, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for said period.

(b)

Tenant shall pay for any increase in the property insurance of the Building or other buildings in the Center if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.  It is provided, however, that Tenant shall not be required to pay for any such increases in insurance costs of adjacent premises unless such increased insurance cost was the result of unusual features of Tenant’s occupancy of the Premises or of Tenant’s unusual acts or omissions, the intent of the parties being to require Tenant to be financially responsible to the extent of such cost increases for creating situations of unusual hazard.

(c)

Landlord will not insure Tenant’s trade fixtures, equipment, contents, goods, wares, merchandise, or other property of Tenant (“Tenant’s Contents”) from time to time in or upon the Premises but shall insure Tenant’s Improvements.  For the purposes of this Lease “Tenant Improvements” shall mean any and all alterations, additions, or improvements constructed in or on the Premises which are or are to become Landlord’s property under this Lease, whether such alterations, additions, or improvements are constructed or installed by Landlord pursuant to Exhibit ”B” to this Lease or otherwise, or by Tenant pursuant to any other exhibit to this Lease or otherwise; provided, however, that any items listed in Article 12-2 as being Landlord’s obligation to repair shall not be deemed to be Tenant Improvements.

(d)

Not more frequently than once each year, if, in the opinion of Landlord’s lender or insurance carrier, the amount of property insurance required hereunder is not adequate, Landlord may increase said insurance coverage as determined by said lender or insurance carrier.

(e)

Tenant agrees to reimburse to Landlord, Tenant’s share of Landlord’s annual total costs for the premiums for Landlord’s property insurance.  Tenant’s share of the costs for Landlord’s property insurance shall be calculated as the total premium multiplied by a fraction, the numerator of which shall be the leasable area in the Premises and the denominator of which shall be the total leasable area covered by such policy.

8-4.    Insurance Policies.  Insurance required hereunder shall be in companies with a “General Policyholders Rating” of A or better as set forth in the most current issue of “Best Insurance Guide”.  Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.  Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand as Additional Rent.  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Article 8-3.  If Tenant does or permits to be done anything which shall increase the cost of the insurance policies referred to in Article 8-3, then Tenant shall forthwith upon Landlord’s demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.  Tenant shall provide a lender’s loss payable endorsement in favor of Landlord with respect to insurance coverage required by this Article 8.

8-5.    Waiver of Claims; Waiver of Subrogation.  Tenant and Landlord each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages or is required under the terms of this Lease, whether or not in force.  Tenant and Landlord each, on behalf of their respective insurance companies insuring the property of either Tenant or Landlord against any such loss or damage, hereby waive any right of subrogation that any insurance company may have against Landlord or Tenant, as the case may be. The Insuring Party shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  Notwithstanding, the waiver of subrogation will not be effective if its inclusion would cancel an insurance policy of any party.

8-6.    Indemnity.  Tenant shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, losses, costs and damages arising from Tenant’s use of the Premises or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant and Tenant’s agents, contractors and employees and invitees in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, liabilities, losses, costs and damages arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any intentional or negligent acts or omissions of Tenant, its employees, agents or invitees, or of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord or reimburse Landlord for all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in defending such action or prosecuting any cross-complaint.  Tenant, as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.  Such assumption and waiver shall not extend to any claims that are a result of Landlord’s gross negligence or willful misconduct.

8-7.    Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not unless caused by Landlord’s gross negligence or willful misconduct,  be liable for injury to Tenant’s business or any loss of income therefrom or for damage to Tenant’s Contents, Tenant Improvements, Tenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord unless caused by Landlord’s gross negligence or willful misconduct,  by be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, roof or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible to Tenant.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Center in which the Premises are located.

8-8.    Tenant’s Insurance.  Tenant shall maintain the following insurance coverage with respect to Tenant’s Contents and Tenant Improvements during the Term insuring Landlord, Tenant and any lender of record (the name of which has been provided to Tenant by Landlord), encumbering the Premises, with full waiver of subrogation:

(a)	against all risks including sprinkler leakage, covering Tenant’s Contents and Tenant Improvements, in an amount of not less than ninety percent (90%) of the full replacement cost thereof;

(b)

broad form boiler and machinery insurance on a blanket repair and replacement basis with limits per accident not less than the replacement cost of all boilers, pressure vessels, air conditioning equipment, miscellaneous electrical apparatus including electrical panels, and all other insurable objects owned or operated by Tenant or by others (other than Landlord) on behalf of Tenant in the Premises or relating to or serving the Premises;

(d)	plate glass insurance for which Tenant may self-insure;

(e)	sign insurance covering all of Tenant’s signage for which Tenant may self-insure; and

(f)	workers compensation insurance as required by law.

8-9.    Commencement of Insurance.  All insurance and indemnity obligations of Tenant pursuant to this Lease, including all exhibits, shall commence upon Term Commencement or on the date on which Tenant first enters the Premises to perform any work on the Premises, including but not limited to construction or fixturization of the Premises, whichever comes first.  All insurance policies required of Tenant shall name as additional insured the parties set forth in Article 1(l).

ARTICLE 9
USES PROHIBITED

Tenant shall not do nor permit anything to be done in or about the Premises, nor bring or keep anything therein which is not within the permitted use of the Premises, or which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or the Center or any part thereof or any of its contents.  Tenant shall not do nor permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Center (including the exclusive and restrictive use rights of other tenants pursuant to Article 3-3) or injure or annoy them nor use or allow the Premises to be used for any immoral or unlawful purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit nor allow to be committed any waste in or upon the Premises.  Tenant shall not use or allow the Premises to be used for any of the prohibited or exclusive uses set forth on Exhibit ”H”.

9-1.    Hazardous Waste.  Landlord represents that it has made or will make an investigation of the physical condition of the Premises and Center, that it is generally familiar with the present and prior uses of the Premises and Center and that to the best of its actual knowledge as of the Term Commencement there will not be any toxic or hazardous wastes or substances used, generated, stored, treated or disposed on the Center or Premises in violation of applicable law.  In the event that the presence of any hazardous wastes or substances is detected on the Premises in violation of any applicable law either (i) prior to the date Tenant takes possession of the Premises; or (ii) at any time during the Term solely as a part of or as a result of work by Landlord on/in the Premises, then in such event, Landlord shall contain, remove, detoxify and/or remediate such hazardous waste in compliance with all applicable laws and environmental regulations (the “remedial work”).

All such remedial work shall be performed by Landlord at Landlord’s expense.  In the event that such remedial work is performed prior to Tenant opening for business, Tenant’s obligation to open shall be delayed until such remedial work is completed.  In the event that such remedial work is performed subsequent to Tenant opening for business, Tenant’s obligation to pay Minimum Rent shall be abated in direct proportion to the extent Tenant is unable to conduct its business upon the Premises as a result of such remedial work being necessary or while such remedial work is being performed.  Landlord hereby indemnifies Tenant from and against any loss, liability, claim or expense, including, without limitation, cleanup, engineering and attorneys fees and expenses that Tenant may incur by reason of the above representation being false or by reason of any investigation or claim of any governmental agency or third parties in connection therewith.  Landlord’s representations and indemnity to Tenant under this paragraph shall survive the cancellation or termination of this Lease.

Tenant shall not engage in any activities in or about the Premises or the Center that violate any federal, state or local laws, rules or regulations pertaining to hazardous wastes or hazardous substances.  Tenant shall promptly take all investigatory and/or remedial action reasonably required by Landlord or ordered by governmental authorities for the clean-up and remediation of any hazardous wastes or hazardous substances in or about the Premises or the Center created, caused or materially contributed to by Tenant or by Tenant’s employees, agents or invitees at Tenant’s sole expense.  Tenant shall provide all notices and/or reports required pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq. and any other environmental law requiring notices and/or reports by Tenant with respect to hazardous wastes and/or hazardous substances stored, used or disposed of by Tenant with respect to hazardous wastes and/or hazardous substances stored, used or disposed of by Tenant at, in, on or around the Premises or the Center.  Tenant shall provide prompt written notice to Landlord of the existence of hazardous wastes and/or hazardous materials on the Premises and/or the adjoining property that is not in compliance with all applicable laws and regulations, and all notices of violation of such environmental laws received by Tenant.  Tenant shall defend, indemnify and hold Landlord and Landlord’s agents, employees and lenders, the Premises and the Center harmless from any and all claims, demands, liabilities, obligations, expenses and/or penalties arising out of or relating to the investigations, remediation and/or abatement of any hazardous wastes or hazardous substances located in or about the Premises or the Center or the elements surrounding same, to the extent created, caused or materially contributed to by Tenant or by Tenant’s agents, employees or subtenants, invitees, or any other party having possession or entering into or upon the Center by or under Tenant and/or Tenant’s failure to comply with its obligations under this paragraph.  The terms “hazardous wastes” and “hazardous substances” as used herein shall be deemed to include hydrocarbon products and asbestos.

Notwithstanding anything herein to the contrary, Tenant shall not be liable for the use, presence, disposal, storage, generation, release or threatened release of Hazardous Materials on, from or under the Premises by a prior occupant of the Premises or on or from the Center by another tenant in the Center or Landlord.  Landlord hereby waives, releases and discharges forever Tenant from all present and future claims, demands, suits, legal and administrative proceedings and from any and all liability for damages, losses, costs, liabilities, fees and expenses, present and future, arising out of or in any way connected with any condition of environmental contamination on, about or beneath the Premises caused by Landlord, any previous owner of the Center or land underlying the Center, a prior tenant or another tenant of the Center.

ARTICLE 10
COMPLIANCE WITH LAW

Tenant shall not use the Premises, nor permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or any conditions imposed by any CC&R’s or other deed restrictions now in force or which may hereafter be enacted or promulgated.

Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements and any CC&R’s or deed restrictions now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s specific use or improvements made by or under Tenant or Tenant’s acts.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, CC&R’s, or deed restriction shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 11
ALTERATIONS AND ADDITIONS

Tenant shall not make or allow to be made any alterations, additions, or improvements to or of the Premises or any part thereof exceeding Twenty Five  Thousand Dollars ($25,000) in cost without first obtaining the written consent of Landlord (which shall not be unreasonably withheld, conditioned, or delayed), and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord and shall be surrendered with the Premises.  In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense.  Notwithstanding anything to the contrary herein, no installation, alterations, additions or improvements to or of any electrical or mechanical system or outlet to or of the Premises, or any part thereof, shall be made, or allowed to be made by Tenant without first obtaining the written consent of Landlord.  Further, Tenant shall comply with all building codes and shall obtain the approval of and appropriate permits from any governmental agencies having jurisdiction.  Prior to the installation or alteration of any such Tenant Improvements, Landlord shall by written notice to Tenant notify Tenant if, upon the expiration or earlier termination of this Lease, Tenant must remove any Tenant Improvements as defined in subsection (c) of Article 8-3 of this Lease.  Upon expiration or early termination of this Lease, Tenant shall at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any Tenant Improvements, alterations, additions or other improvements designated by Landlord to be removed together with trade fixtures, movable furniture and inventory; and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage caused by such removal whether such damage is to the Premises, the Building, or to any other property of Landlord. Tenant shall not be permitted to make any structural alterations, roof penetrations or exterior modifications to the Premises.

Notwithstanding the foregoing, Tenant shall have the right, from time to time, to make whatever nonstructural changes are necessary to the interior of the Premises in terms of decor, design and color usage as Tenant desires.

ARTICLE 12
REPAIRS

12-1.    Tenant’s Repairs.  By entry hereunder (as above provided), Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair.  Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord’s obligations) including, without limitation, the maintenance and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, acoustical dropped ceiling systems, interior walls, including demising walls, light fixtures, and heating and air conditioning system.  Tenant shall obtain a service contract for repairs and periodic maintenance of said heating and air conditioning system with a company acceptable to Landlord, said maintenance contract to conform to the requirements under the warranty, if any, on said system, but in no event less often than quarterly.  Reasonable proof thereof of said maintenance contract shall be provided to the Landlord.  Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted.  Any damage to adjacent premises caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant.  Unless caused by any act or omission of Tenant, nothing contained in this Article shall be deemed to require Tenant to make any alteration which is of a structural nature or which falls within Landlord’s repair/maintenance obligations hereunder.  Tenant shall not be required to make any repairs necessitated by the gross negligence or willful misconduct of Landlord, its agents or employees.

12-2.    Landlord’s Repairs. Notwithstanding the provisions of Article 12-1 above, Landlord shall at its sole cost and expense, repair and maintain the following structural portions of the Building: foundation, floor slab, structural portions of interior load bearing walls (except painting), structural components of exterior walls, roof, columns, structural beams. Although Landlord is obligated under this Article 12-2 to repair and maintain those certain structural portions of the Building described in the preceding sentence, Tenant shall reimburse Landlord for the cost of such repair and maintenance for such repairs and maintenance as are required because of damage to such structural portions of the building caused in whole or in part by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees, invitees.  If such repairs are required because of damage to such structural portions of the Building caused by breaking and entering, or for aesthetic maintenance of the exterior of the Premises (i.e., painting, the removal of graffiti), Tenant shall pay to Landlord the actual cost of making such repairs and maintenance.  Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.  There shall be no abatement of rent and no liability of Landlord, to the same extent, by reason of any injury to or interference with Tenant’s business arising from the making by Landlord of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.

However, if Landlord fails to make any repairs required hereunder for a period of thirty (30) days after receipt of written notice, and the lack of repairs materially and adversely affects the operation of Tenant’s business, Tenant shall have the right to make such repairs at Landlord’s expense and Landlord shall pay Tenant’s reasonable out-of-pocket costs thereof within thirty (30) days after invoice therefor.

ARTICLE 13
LIENS

Tenant shall keep the Premises and the property upon which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.  Landlord shall be entitled to post “Notices of Non-Responsibility” whenever Tenant is conducting any alterations or additions to the Premises.

ARTICLE 14
ASSIGNMENT AND SUBLETTING

Tenant shall not voluntarily, or by operation of law, assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned, taking into account the provisions of this Article 14.  Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease.  Regardless of Landlord’s consent, no subletting or assignment shall release Tenant from Tenant’s obligations or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision hereof and shall not relieve Tenant of any liability hereunder.  Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting.  Prior to such approval by Landlord of a subletting or assignment, Tenant shall provide Landlord with information concerning the proposed assignee’s or subtenant’s financial responsibility and its proposed use and business experience.  Further, if for any proposed assignment or sublease Tenant receives rent or other consideration either initially or over the term of the assignment of sublease, in excess of the rent called for hereunder, or in case of the sublease of a portion of the Premises in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the excess of each such payment of rent. Tenant acknowledges and agrees that Landlord has entered into this Lease based upon Tenant’s business acumen, judgment and ability as well as Tenant’s financial ability and, therefore, Landlord may examine all of these factors in making its decision as to whether to consent to a proposed sublease or assignment.

Tenant further acknowledges and agrees that Landlord has the right to maintain an appropriate mix of uses and merchandise and services at the Center and, therefore, may deny consent to sublease or assignment based on a change of permitted use, if, in Landlord’s opinion, such use would in any way diminish the Center.  If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of a least 51% of the value of the assets of Tenant, shall be deemed a voluntary assignment.  The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least 51% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors.  The preceding two sentences shall not apply to corporations the stock of which is traded through a national exchange or over the counter.

ARTICLE 15
UTILITIES

Tenant shall pay for all water, gas, heat, light, power and sewer charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises and other premises and Common Area.  Landlord, at its sole cost and expense, may install a meter or sub-meter to measure utility usage from a common meter.

ARTICLE 16
PERSONAL PROPERTY TAXES

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all Tenant Improvements and Tenant’s Contents and any other personal property located in the Premises.  In the event any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

ARTICLE 17
RULES AND REGULATIONS

17-1.    Compliance.  Tenant shall faithfully observe and comply with reasonable, non-discriminatory rules and regulations affecting the Center that Landlord shall from time to time promulgate and/or modify, including the designation of certain areas for employee parking provided the same do not materially impair Tenant’s rights hereunder (“Rules and Regulations”).  The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of said Rules and Regulations by any other tenants or occupants of the Center.

17-2.    Remedy.  Notwithstanding anything set forth in paragraph 17-1, upon violation of any Rules and Regulations promulgated by Landlord, Landlord may avail itself of such remedies or take such actions necessary to remedy such violation without declaring a default under this Lease.  Such remedies shall include, but not necessarily be limited to, installation and repair of the signs required pursuant to Exhibit ”D”, removal of debris, equipment, vehicles or any other material stored improperly or stored in violation of this Lease or of the Rules and Regulations or any CC&R’s or any reservation of easements (“Reservation of Easements”), which may exist.  Any remedy undertaken by Landlord to correct a violation of the Rules and Regulation or any CC&R’s, or Reservation of Easements by Tenant shall be at Tenant’s sole cost and expense, which shall be billed to Tenant by Landlord and shall become an item of Additional Rent.  Tenant hereby indemnifies and holds Landlord harmless from any liability, claim, cause of action or other damage which may accrue to Landlord or Tenant by virtue of Landlord’s exercise of any remedies to correct violations of this Lease, the Rules and Regulations, CC&R’s or Reservation of Easements, except in the case of Landlord’s gross negligence or willful misconduct.  Landlord shall provide written notice to Tenant of any violation of any rule or regulation and provide Tenant ten (10) business days to cure such violation prior to availing itself of the remedies as provided herein above.

17-3.    Tenant and Tenant’s Employee Parking.  Tenant and Tenant’s agents and employees shall park in those areas within the Center designated from time to time by Landlord or Landlord’s agents (“Tenant’s Employee Parking”). If requested by Landlord, Tenant will furnish Landlord with license numbers of the vehicles of the employees of the business conducted from the Premises and require that its employees place decals and/or other identification on their vehicles to permit Landlord to identify the vehicles as employee vehicles.  If said employees fail to park their cars in the parking area or areas designated by Landlord for parking by such employees or if Tenant’s employees fail to properly identify their cars as employee vehicles as so required by Landlord, then Landlord may charge the car owner fifty dollars ($50.00) per day for each day per car parked in any area other than the area designated for such parking or parked in the Center without the required decal or other identification; provided, however, Landlord agrees to give the car owner written notice of the first violation of this provision as to any particular automobile and the car owner shall have one (1) day thereafter within which to cause the violation to be discontinued; and if not discontinued within said one (1) day period (or if discontinued within said two (2) day period, a second violation as to the same automobile occurs within thirty (30) days),  then the fifty ($50.00) per day fine shall commence as to such automobile.  After notice of the first such violation as to any automobile, no prior notice of any subsequent violations shall be required for that automobile for a twelve (12) month period.  All amounts due under the provisions of this paragraph shall be payable by the car owner within ten (10) days after demand therefore to Landlord.  Subject to compliance with applicable laws, Landlord may tow away from the Center any car or cars belonging to the employees of any business conducted from the Premises and/or attach notices to such car if parked in the Center in violation of the provisions of this Section 17-3. Landlord may change the location of Tenant’s Employee Parking from time to time, but such area shall always be within the Center.

17-4.    Voluntary Programs.  It is understood and agreed that from time to time, Landlord may institute certain voluntary programs for the Center which Landlord believes will be in the best interest of the Center and its tenants.  Such programs may include, but shall not be limited to, recycling and/or car pooling programs.  Tenant agrees to promptly, at no cost or expense to Tenant, use its best efforts to comply with and carry out its obligations under such programs as the same may exist from time to time.  However, in no event shall such voluntary programs include any obligation on the part of Tenant to join, participate in, or contribute to an advertising program or merchants’ association.

ARTICLE 18
HOLDING OVER

If Tenant shall remain in possession of the Premises after the expiration of the Term, without the written consent of Landlord, Tenant will be deemed to be occupying the Premises as a tenant-at-sufferance subject to all the covenants and obligations of this Lease and at a daily rental of one hundred twenty-five percent (125%) of the per diem then current monthly Minimum Rent provided hereunder, computed on the basis of a thirty (30)-day month, and Tenant will vacate the Premises and deliver same to Landlord upon Tenant’s receipt of notice from Landlord to vacate the Premises.  If any property not belonging to Landlord remains at the Premises after the expiration of the Term, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant.  In the event that such property belongs to someone other than Tenant, Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liabilities, losses, damages and expenses in connection with or incident to any removal, exercise of dominion over and/or disposition of such property by Landlord.  Such indemnity to include any costs or reasonable attorneys’ fees incurred by Landlord in defending any action, prosecution of any cross-complaint or in responding in any way to any claim by Tenant or third party.

ARTICLE 19
ENTRY BY LANDLORD

Landlord reserves, and shall during business hours with reasonable notice to Tenant (or at any time in the event of an emergency) have the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post Notices of Non-Responsibility, to repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of rent, and which may for that purpose cause Landlord to erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, Landlord shall always provide that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably.  Any such repair work performed within the Premises shall be performed so as to reasonably minimize any interference with Tenant’s business and upon seven (7) days’ prior written notice, except in case of emergency.  Upon completion of any repair work, Landlord shall leave the Premises in a broom-clean condition and shall repair any damage caused by such repair work.  Upon completion of any such repair, Landlord shall restore the Premises to the condition existing prior to the commencement of such repair work.  Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Landlord shall have the right to use any and all means which Landlord may deem proper to access the Premises in an emergency, without liability to Tenant and any entry to the Premises obtained by Landlord by any means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Upon delivery of possession of the Premises by Landlord to Tenant, Tenant shall, at Tenant’s sole cost and expense, change the locks to the Premises.

ARTICLE 20
TENANT’S DEFAULT

20-1.    Events of Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)	Failure to pay Minimum Rent, Additional Rent or any other monetary obligation which Tenant is required to pay under this Lease within ten (10) days after written notice from Landlord.

(b)	Abandonment or vacation (except as permitted by Section 5-9) of the Premises or any substantial portion thereof.

(c)

Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after written notice has been given to Tenant.  If the default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

(d)

The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

(e)	Failure to open and operate as required by Article 5-3 and Article 29.

20-2.  Notices of Default. Notices given under this Article 20 shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

ARTICLE 21
LANDLORD’S REMEDIES

Landlord shall have the following remedies if Tenant commits a default.  These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

21-1.   Tenant’s Right to Possession Not Terminated.  Landlord can continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due.  During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs.  Reletting can be for a period shorter or longer than the remaining Term.  Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.  No act by Landlord allowed by this Article 21-1 shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.  After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent (not to be unreasonably withheld or delayed) Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

21-2.   Termination of Tenant’s Right to Possession.  Upon any event of default as provided herein above, Landlord can terminate Tenant’s right to possession of the Premises at any time.  No act by Landlord other than giving notice of termination to Tenant shall terminate this Lease.  Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.  On termination, Landlord has the right to recover from Tenant:

(a)	The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

(b)

The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

(c)

The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

(d)

Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.  “The worth, at the time of the award,” as used in Article 21-2(a) and 21-2(b), is to be computed by allowing interest at the rate of ten percent (10%) per annum.  “The worth, at the time of the award,” as referred to in Article 21-2(c), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

21-3.   Appointment of Receiver.  If Tenant is in default of this Lease, Landlord shall have the right to have a receiver appointed to collect rent and conduct Tenant’s business.  Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

21-4.   Landlord’s Right to Cure Tenant’s Default.  Landlord, at any time after expiration of the applicable cure period of a default (but no later than sixty (60) days following any notice of default), can cure the default at Tenant’s cost.  If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the greater of the highest rate allowed by law or ten percent (10%) per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.  The sum, together with interest on it, shall be Additional Rent.

ARTICLE 22
DEFAULT BY LANDLORD

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages.

ARTICLE 23
RECONSTRUCTION

In the event the Premises are damaged by fire or other perils covered by Landlord’s Property Insurance, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the loss of leasable area of the Premises caused by such damage and the making of such repairs.  If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.  In the event the Premises are damaged as a result of any cause other than the perils covered by Landlord’s property insurance, then  Landlord shall have the option, which it must elect within sixty (60) days of said casualty to (i) repair or restore such damage, this Lease continuing in full force and effect, but the Minimum Rent to be proportionately reduced as provided hereinabove in this Article 23; or (ii) not restore, in which event either Landlord or Tenant may give notice at any time within thirty (30) days after Landlord’s notification that it will not restore, terminating this Lease as of the date of said notice.  In the event of giving such termination notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date of said notice and the Minimum Rent, reduced by a proportionate reduction, as set forth above, shall be paid up to the date of such termination.  Notwithstanding anything to the contrary contained in this Article 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered in this Article 23 occurs either (a) to greater than fifty percent (50%) of the total square footage of the Building or (b) to greater than twenty percent (20%) of the Center or, (c) during the last twelve (12) months of the Term or any extension thereof.  If Landlord elects not to restore (which election shall be made within sixty (60) days of said casualty), as provided in the preceding sentence, Landlord or Tenant may terminate this Lease as of the date of such notice to terminate, and in such event the Term shall expire as provided in said notice and all rents shall be apportioned through the date of said termination.  Landlord shall not be required to repair to make any repairs or replacements of any Tenant Improvements, or Tenant’s Contents.

ARTICLE 24
EMINENT DOMAIN

If more than twenty-five (25%) percent of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice.  If less than twenty-five percent (25%) of the Premises are taken, or if more than twenty-five percent (25%) is taken and neither party elects to terminate as herein provided, the Minimum Rent thereafter to be paid shall be reduced by the percentage of the Premises which has been taken.  If more than ten percent (10%) of the Center other than the Premises may be so taken or appropriated, Landlord shall within sixty (60) days of said taking have the right at its option to terminate this Lease upon written notice to Tenant, provided Landlord also terminates the leases for any other tenants which occupy the Building.  In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given and Tenant shall have no claim against Landlord or others for the value of any unexpired Term or Tenant Improvements.  Tenant shall be entitled to make its such claim against the condemning authority for the value of its trade fixtures, personal property, and moving expenses.

ARTICLE 25
PARKING AND OTHER COMMON AREA

All areas within the exterior boundaries of the Center which are not now or hereafter held for lease or occupation by Landlord or used by other persons entitled to occupy floor space in the Center shall be deemed Common Area.  Landlord may make changes at any time and from time to time in the size, shape, location, and extent of the Common Area, and no such change shall entitle Tenant to any abatement of rent.  Landlord covenants that except as otherwise provided hereinbelow, automobile parking, shall be at all times available for the non-exclusive use of Tenant’s customers during the full Term of this Lease or any extension of the Term, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such Common Area shall not constitute a violation of this covenant; provided further, however, that Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such Common Area including automobile parking and to construct buildings and other improvements thereon if in the sole good faith judgment of Landlord such construction shall be for the overall benefit of the Center.  Notwithstanding anything to the contrary herein contained, Landlord shall not make any alterations, improvements, additions, nor relocate any building in any way that would materially diminish Tenant’s visibility, access or parking, or impede Tenant’s ability to conduct its business from the Premises.  Landlord shall at all times during the Term maintain on a non-exclusive basis the number of parking stalls as required pursuant to City code.  Landlord may restrict and label up to twenty (20) spaces as short term parking if, in the sole good faith judgment of Landlord, such restriction has an overall benefit to the Center.

25-1.   Maintenance.  Landlord shall keep said Common Area, including automobile parking, in a neat, clean and orderly condition and shall repair any damage to the facilities thereof, but all expenses in connection with said Common Area including, but not limited to, cleaning, sweeping, lighting and other utilities, landscaping, trash removal and security and automobile parking shall be charged and prorated in the accordance with Article 7-2.

25-2.   Common Rights.  Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants, and their agents, employees, customers, licensees and subtenants, to use said Common Area during the entire Term, or any extension thereof, for ingress and egress, and for automobile parking for customers of Tenant.

25-3.   Rules and Regulations.  Tenant, in the use of said Common Area, agrees to comply with such reasonable rules, regulations for parking as Landlord may adopt from time to time for orderly and proper operation of said Common Area.  Such rules may include but shall not be limited to the following:  (1) the restriction or designation of employee or other parking to a limited or designated area or areas, such restrictions may, at Landlord’s option, include Landlord’s right to tow vehicles in accordance with Article 17.3 or any Rules and Regulations promulgated by Landlord in accordance with this Lease; and (2) the regulation of the removal, storage and disposal of Tenant’s refuse at the sole cost and expense of Tenant.

25-4.   Special Assessments. Tenant will be subject to any special assessment which may be levied from time to time with respect to particular or extraordinary costs or expenses which have been incurred by Landlord and/or the Center for materials or services furnished at the request, with the consent of or otherwise required by any special use of the Common Area or Premises by Tenant as opposed to uses otherwise generally enjoyed by all tenants of the Center.  Such special assessment shall be considered as Additional Rent under this Lease and shall be due and payable to Landlord upon demand.  Tenant shall be notified prior to any such expenses being incurred.

ARTICLE 26
SIGNS

26-1.   Compliance.  Tenant may not affix or maintain upon the exterior of glass panes or supports of the show windows and within twenty four (24) inches of any window and upon the exterior walls of the Premises any advertising, placards, names, insignia, trademarks and descriptive material without the prior written consent of Landlord.  Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof.  Tenant shall, however, erect signs on the Premises as shown in Exhibit ”D”, (“Signage”) not later than the date on which Tenant opens for business, in accordance with a design to be prepared by Tenant in conformance with Landlord’s sign criteria and approved in writing by Landlord.  Signs shall be maintained in ‘first class’ condition, such cost of maintenance being borne by Tenant.  If Tenant has signage within any shared use sign, Tenant shall pay a proportionate share of maintenance costs of said sign allocated between tenants who appear on said sign, based upon the sign area of Tenant’s sign as it compares to the sign area of all other tenants appearing on said sign.

Notwithstanding anything herein to the contrary, Tenant may utilize its corporate colors, letter style and graphics on all interior and exterior signage subject, however, to the Center’s sign criteria and local sign ordinances.  Landlord shall not unreasonably withhold its consent to Tenant’s signs which conform to Landlord’s sign criteria and local sign ordinances.  Notwithstanding anything to the contrary in this Lease, Tenant’s professionally designed monthly promotional signs may be used in the interior and/or affixed to the windows of the Premises without Landlord’s prior approval.  For a period not to exceed 30 days from the date Tenant opens for business in the Premises, Tenant may also install “Grand Opening” and promotional banners on the exterior of the Building; provided, however, that the locations of such temporary signs shall be subject to Landlord’s reasonable approval.

26-2.   Remedy.  In the event Tenant fails to install Tenant sign(s) as set forth above, Landlord shall have the right to have such signs designed, fabricated and installed.  Tenant shall pay to Landlord, as Additional Rent, any costs incurred by Landlord in this regard immediately upon receipt of notice of the amount due.

ARTICLE 27
DISPLAYS

Excepting the Patio Area, Tenant may not display or sell merchandise or allow grocery carts, merchandise, fixtures or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Premises.  Tenant further agrees not to install any exterior lighting, amplifiers or similar devices, or use in or about the Premises any advertising media which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

ARTICLE 28
AUCTIONS

Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

ARTICLE 29
HOURS OF BUSINESS

Subject to the provisions of Articles 5-9, 23 and 24 hereof, Tenant shall continuously during the entire Term conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business and cause Tenant’s business to be conducted during the usual business hours of each and every business day as is customary for businesses of like character in the county in which the Premises are located.  Tenant shall keep the Premises fully stocked with merchandise, and with sufficient sales personnel to care for the patronage, and shall conduct said business in accordance with sound business practice.  Notwithstanding the foregoing, Tenant shall not be required to be open for business on Saturdays or Sundays.

ARTICLE 30
RESTRICTION ON TENANT

[Intentionally Deleted]

ARTICLE 31
LANDLORD’S LIABILITY

Tenant specifically agrees to look solely to Landlord’s then equity interest in that part of the Center at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or any other action not involving the personal liability of Landlord, or any successor holder of Landlord’s interest hereunder, or any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest aforesaid in the Center.  In no event shall a default by Landlord entitle Tenant to abate Minimum Rent or Additional Rent except as expressly provided herein.

ARTICLE 32
ASSIGNMENT OF RENTS

32-1.   Assumption.  With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees as follows:

(a)

That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessors, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)

That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.

32-2.   Leaseback.  Where a party acquires Landlord’s interest in property (whether land only, or land and buildings) which includes the Premises, and simultaneously leases the same back, such acquisition shall not be treated as an assumption of Landlord’s position hereunder, and this Lease shall thereafter be subject and subordinate at all times to such lease, provided Tenant’s right of quiet enjoyment hereunder is not disturbed.

ARTICLE 33
FINANCIAL STATEMENTS

At any time during the Term but not more than once per Lease year, Tenant (and or any subtenant or assignee) shall, upon thirty (30) days prior written notice from Landlord, provide its most recent financial statement and financial statements for each of the two (2) years prior to the then current fiscal statement year.  Such statements shall be prepared in accordance with accounting principles as are customary practices of the Tenant’s trade.

ARTICLE 34
LANDLORD’S RIGHT TO RELOCATE PREMISES

Intentionally Deleted.

ARTICLE 35
MISCELLANEOUS

35-1.   Plats and Riders.  Clauses, plats, riders and addenda, if any, affixed to this Lease are a part hereof.

35-2.   Site Plan.  The Site Plan attached hereto as Exhibit A, including without limitation all buildings, Common Area, occupants and uses depicted thereon are subject to modification, at any time, without notice, in the sole discretion of Landlord, in accordance with this Lease.  No representation is made as to the nature or trade name of any other occupant of the Center.

35-3.   Waiver.  The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such rent.

35-4.   Joint Obligation.  If there be more than one Tenant or entity comprising Tenant the obligations hereunder imposed shall be joint and several as to all such parties.

35-5.   Marginal Headings.  The marginal headings and titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

35-6.   Time.  Time is of the essence of this Lease and of the performance of each and all of its provisions in which performance is a factor.

35-7.   Successors and Assigns.  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

35-8.   Recordation.  Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded.

35-9.   Quiet Possession.  Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

35-10.   Late Payments.  Tenant hereby agrees that if Tenant fails to pay rent or other sums payable within ten (10) days after written notice from Landlord for two (2) consecutive months, Minimum Rent for the following twelve (12) months shall, at Landlord’s discretion, be adjusted to be quarterly rental, payable in advance, by cashier’s check.  Said quarterly payments shall commence upon the first day of the month following written notice to Tenant of Landlord’s election to exercise the right to collect rent quarterly in advance and shall continue for the next twelve (12) months on a quarterly basis in advance.

Tenant hereby acknowledges that late payment by Tenant to Landlord of the Minimum Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of Minimum  Rent or any sum due from Tenant hereunder shall not be received by Landlord or Landlord’s designee on or before the time set forth herein for the payment thereof then said amount shall be deemed past due and Tenant shall pay to Landlord a late charge equal to One Hundred Eighty Dollars ($180.00).  Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of any such late payment by Tenant. Additionally, Tenant shall pay to Landlord an interest charge of ten percent (10%) per annum on such past due amounts.  Acceptance of any such late charge or late interest charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

35-11.   Prior Agreements.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

35-12.   Inability to Perform.  This Lease and the obligations of the parties hereunder shall not be affected or impaired because either party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, acts of God, or any other cause beyond the reasonable control of such party, financial inability excluded ( a “Force Majeure Event”).  In such event, the party so delayed shall exercise all reasonable efforts to mitigate the Force Majeure Event and the obligation to be performed shall only be tolled during the period of the Force Majeure Event, providing the party experiencing the Force Majeure Event shall provide notice to the other party within ten (10) business days following the date the Force Majeure Event first occurs.

35-13.   Partial Invalidity.  Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

35-14.   Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law and in equity.

35-15.   Choice Of Law.  This Lease shall be governed by the laws of the State of California.

35-16.   Attorneys’ Fees.  In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs as an item of cost and not of damage in such action or proceeding.  In addition, should it be necessary for either party to employ legal counsel to enforce any of the provisions herein contained, the other party agrees to pay all reasonable attorneys’ fees and court costs.  Payment of such fees shall be made on demand.

35-17.   Sale of Premises by Landlord.  In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

35-18.   Subordination, Nondisturbance and Attornment.  Within fifteen  (15) days of request by Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof.  In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.  Provided Tenant has subordinated its Lease as herein provided, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof in the event of any such foreclosure.  Attached hereto as Exhibit ”G” is a form Subordination, Nondisturbance and Attornment Agreement.  Tenant agrees, upon Landlord’s request, to executed a Subordination, Nondisturbance, and Attornment Agreement in substantial form to the document shown as Exhibit “G”.  In addition, Tenant shall agree to any reasonable modification to said Subordination, Nondisturbance, and Attornment Agreement  requested by any institutional mortgage holder which encumbers Landlord’s interest in the Center, provided such modification does not materially diminish Tenants rights hereunder.

35-19.   Notices.  All notices and demands which may or are to be required or permitted to be given by either party to the other shall be in writing.  All notices and demands by Landlord to Tenant shall be sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, or delivered in person addressed to Tenant at the address set forth in Article 1(m)(2), or to such other place as Tenant or Landlord may from time to time designate in a notice to Landlord.  Such notices shall be deemed given on the date delivered, if delivered in person, or by courier; or if by mail two (2) days following the date on which it was deposited in the U.S. Mail; or if sent by a nationally recognized overnight courier service on the day after deposit with such service (provided the package is designated for next day delivery).  All notices and demands by Tenant to Landlord shall be sent by certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service, or delivered in person addressed to Landlord at the address set forth in Article 1(m)(1) and to such other person or place as Landlord may from time to time designate in a notice to Tenant.

The same time provisions for receipt shall apply.

35-20.   Tenant’s Statement.  Tenant shall at any time and from time to time, upon not less than fifteen (15) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing as follows:

(a)

Certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and

(b)	Acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and

(c)	Setting forth the Rent Commencement Date and expiration of the Term hereof.

Any such statement may be relied upon by the prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part, and may be in the form attached hereto as Exhibit ”F”.

35-21.   Authority of Tenant.  If either party is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

35-23.   Effectiveness of Lease.  This Lease shall be of no force or effect unless and until it is duly executed by Landlord.  Tendering this Lease to Tenant for review or execution shall not be deemed to be an offer by Landlord to lease the Premises or to create an option in favor of Tenant to lease the Premises, nor shall such tender be deemed to be an acceptance and agreement to the terms of this Lease by Landlord.  Landlord expressly reserves the right, without limitation on Landlord’s other rights, to review and approve Tenant’s financial statements and credit worthiness with Landlord’s lender and financial partner prior to signing this Lease.

35-24.   Brokerage Commission.  Landlord has dealt with no broker with regard to the Premises or this Lease other than CB Richard Ellis (“Broker”) and Landlord shall pay any fees or commissions due Broker pursuant to a separate agreement between Broker and Landlord. Tenant represents that it has dealt with no broker with regard to the Premises or this Lease other than BankSite (“Tenant’s Broker”).  The parties hereto acknowledge that Broker shall pay any fees or commissions due Tenant’s Broker pursuant to a separate agreement between Broker and Tenant’s Broker.  Tenant will indemnify Landlord against any loss, liability, and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone other than Tenant’s Broker and that such indemnification shall survive the expiration or earlier termination of this Lease.

35-25.   Language.  The language contained in this Lease shall be construed according to its usual and normal meaning and not strictly for or against Landlord or Tenant.

35-26.   Architectural Plans.  Landlord shall deliver to Tenant architectural plans of the Premises within thirty (30) days of the full execution of this Lease.

EXHIBITS ATTACHED HERETO

EXHIBIT “A” & “A-1”

EXHIBIT “A-2”

ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF CYPRESS, AND IS DESCRIBED AS FOLLOWS:

‘PARCEL A:

PARCEL 3 OF PARCEL MAP NO. 98-143, AS SHOWN ON A MAP FILED IN BOOK 319, PAGES 8, 9 AND 10 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

PARCEL B:

APPURTENANT EASEMENTS TO USE, MAINTAIN, OPERATE, ALTER, REPAIR, REPLACE, RECONSTRUCT AND INSPECT THE UTILITIES, AS SAID EASEMENT IS SET FORTH IN THAT CERTAIN RECIPROCAL UT{LITIES EASEMENT AGREEMENT RECORDED JULY 31, 1991 AS INSTRUMENT NO. 91-404179 OF OFEICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

PARCEL C:

A NON-EXCLUSIVE, PERPETUAL EASEMENTS FOR PEDESTRIAN AND VEHICULAR ACCESS AND FOR INSTALLATION AND MAINTENANCE PURPOSES, AS SAID EASEMENT IS SET FORTH IN THAT CERTAIN ACCESS AND UTILITY EASEMENT AGREEMENT RECORDED SEPTEMBER 11, 1990 AS INSTRUMENT NO. 90-482112, AS AMENDED BY THAT CERTAIN AMENDMENT TO ACCESS AND UTILITY EASEMENT AGREEMENT RECORDEI1 JANUARY 18, 1991 AS INSTRUMENT NO. 91-025992, BOTH. OF OFFICIAL RECORDS OF ORANQE COUNTY, CALIFORNIA.

PARCEL D:

AN APPURTENANT EASEMENT FOR STORM WATER DRAINAGE, AS SAID EASEMENT IS SET FORTH IN THAT CERTAIN GRANT OF DRAINAGE EASEMENT RECORDED SEPTEMBER 11, 1990 AS INSTRUMENT NO. 90-482118, AS AMENDED BY THAT CERTAIN AMENDMENT TO DRAINAGE EASEMENT RECORDED JANUARY 18, 1991 AS INSTRUMENT NO, 91-026004, BOTH OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS CONTAINED IN THE AGREEMENT ON STORM DRAINAGE EASEMENT RECORDED MAY 21, 2001 AS INSTRUMENT NO: 20010325052 OF SAID OFFICIAL RECORDS.

EXHIBIT “B”

(Spaces 1A & 1B, Shop Building One)

LANDLORD’S WORK

Landlord shall deliver the Premises to the Tenant in such condition as is described below.

Demising Partitions:	The Premises are separated by interior walls of wood, metal studs or exposed masonry.

Storefront:	Storefront is aluminum frame with clear glass and two (2) sets of two three (3) by seven (7) foot doors, one set per space, to Landlord’s standard design.

Door Frames:	Door frames are metal or wood construction as selected by Landlord’s architect.

Doors:	Interior Toilet Room door are be hollow core wood; exterior service doors, if provided, are hollow core metal.

UTILITIES:

a.	Water: Landlord has furnished and installed a 1” water service to the Premises. If Tenant shall relocate the check meter said location shall be accessible to Landlord.

b.

Sewer: Landlord has furnished and installed a 4” sanitary sewer service to the Premises. Sewer service has entered the Premises at the location nearest to exterior main sewer line serving the building.

c.

Natural Gas: None provided. (All costs associated with providing gas service from the utility company main service line to the Premises including meter and distribution within the Premises shall be paid for by Tenant.)

d.

Electricity: Landlord has furnished electrical service to the Premises. Electrical service to each of Spaces A & B, Space A is 400 amp and space B is a 200 AMP, 120/208V, 3 phase, 4 wire. (Tenant shall pay for power company meter installation charges.)

e.	Telephone: Landlord has furnished a telephone backboard in a central location with one (1) inch conduit only stubbed to within the Premises.

f.

Fire Sprinkler System: If required by governing codes Landlord has provided fire sprinkler service designed for a typical commercial retail use in accordance with NFPA 13.  (Tenant shall be responsible for all costs associated with any increased sprinkler density, high pile storage design and modifications to sprinkler layout due to partitions and Tenant’s fixture layout.)

INTERIOR IMPROVEMENTS:

1.	Floor: Smooth trowled exposed concrete slab.

2.	Ceiling: Suspended two (2) foot by four (4) foot acoustical tile throughout the Premises.

3.	Wall Finish: Exposed masonry or gypsum board taped and sanded to ceiling height only.

4.

HVAC: Packaged heating, ventilating, and air conditioning system one (1) four (4) ton unit and one (1) five (5) ton unit provided for Space 1A and two (2) three (3) ton units for Space 1B. Fully distributed and with thermostats.

5.	Electrical:

	a.	120 volt duplex electrical outlets spaced at approximately twenty (20) feet on center in demising walls.

	b.	One (1) twenty (20) AMP circuit for store front sign with time clock to electrical panel located in Tenant’s Premises.

6.	Rest Room: One (1) Rest Room provided for space 1A and two Rest Rooms provided for space 1B, all three with one (1) toilet and (1) one lavatory completed per governing codes.

EXHIBIT “C”

(Spaces 1A & 1B, Shop Building One)

TENANT’S WORK

Tenant acknowledges hereby that it has had an opportunity to inspect the Premises (including all current improvements thereto) and to have its architects, engineers, or other consultants inspect the Premises and has found the Premises and its improvements fit for the Tenant’s intended use.

All other work, other than that currently in place within the Premises shall be provided by Tenant at Tenant’s sole cost and expense and is hereinafter referred to as “Tenant’s Work”. Tenant’s Work shall include, but not be limited to all of the following:

A.	GENERAL REQUIREMENTS:

	1.	Gas: Gas meter, gas service from the main meter location to Tenant’s Premises, and all gas distribution and final connections and all gas company charges for bringing gas service to meter locations.

	2.	Payment of Utilities: Tenant has sole obligation for payment of all individually-metered from Delivery Date, and special use, utility company use fees, and connection charges.

	3.	Telephone: All wiring and distribution of telephone service from Landlord’s main telephone backboard.

	4.	Walls: All interior partitions and curtain walls within the Premises.

	5.	Floors: All floor coverings and bases.

	6.	Interior Finishes: All interior painting and finishes including finishes on demising walls, ceilings, and floors.

	7.	Furniture and Fixtures: All store fixtures, cases, display windows, cornices, etc.

	8.	Alarm Systems: All fire monitoring, intrusion alarm systems and protective devices.

	9.	HVAC: All heating, ventilating, and air conditioning equipment that is in addition to the HVAC equipment currently serving the Premises.

	10.	Insulation of Tenant’s Appliances: Tenant shall insulate Tenant’s appliances so that excessive heat is confined to within the Premises.

11.

               12.      Special Equipment and Construction: All special equipment and construction such as stairs, conveyors, elevators, escalators, dumbwaiters, roll-up doors, etc., including installations and electrical connections.

	13.	Painting or Staining: All interior painting and staining.

14.

Roof Equipment: Tenant shall not make any roof penetrations and/or modifications to accommodate Tenant provided roof mounted equipment without Landlord’s prior written consent.  All such equipment shall be located so as to be fully concealed.  Final flashing and patching of any roof penetrations shall be made by Landlord’s roofing contractor at Tenant’s sole cost and expense. Tenant shall deliver a 5-year warranty to Landlord for labor and material for all roof modifications.

15.	Health Requirements: Tenant shall be responsible for obtaining all approvals required by the pertinent agencies.

16.

Structural Changes: Any alterations and/or additions and reinforcements to Landlord’s structure required to accommodate Tenant’s Work shall be Tenant’s responsibility and shall be subject to Landlord’s prior written approval.

17.

Hazardous Materials: Tenant shall not introduce or cause to be introduced any asbestos or other toxic or hazardous substances in any construction materials, fixtures or equipment used in the Premises. The use of floor finishes containing asbestos is expressly prohibited.

18.	Plumbing: Any plumbing beyond Landlord’s provided restrooms including floor drains or sinks.

19.

Fire System Requirements: Any additional fire protection system or individual components required per code (i.e. fire monitoring system, smoke detectors, smoke evacuation system, special fire sprinkler modifications to accommodate Tenant’s Work, kitchen fire suppression systems, cooking supply and exhaust equipment, etc.). Pursuant to the Lease, Tenant shall pay to Landlord its prorated share of fire monitoring installation and reoccurring fees if the fire monitoring system is shared with other users.

20.	Fire Sprinkler System: Any additional components or modifications required to the currently provided fire sprinkler system to accommodate Tenant’s operations, floor plan, and fixture layout.

21.

Construction Plans:  Tenant shall obtain Landlord’s prior written approval of Tenant’s plans and specifications (“Plans”). Upon Landlord’s approval of the Plans, Tenant shall submit the same to the appropriate governmental agencies for approval. Landlord’s approval of the Plans, however, shall create no responsibility or liability on the part of Landlord with respect to the completeness, design sufficiency, or compliance of such plans and specifications with any applicable laws, rules, ordinances, directions or regulations. Within 45 days after completion of Tenant’s Work, Tenant shall deliver to Landlord the following: a) a copy of its final Certificate of Occupancy; b) one set of reproducible “as built” drawings; and c) a copy of the building permit for Tenant’s Work.

22.

Construction Quality: Tenant’s Work shall be performed in a good and workmanlike manner in accordance with all applicable law, ordinances and codes. Tenant shall only use new materials in performance of Tenant’s Work. Tenant shall properly dispose of Tenant’s construction debris separately and independently from Landlord’s common area trash containers.

23.

Staging: The storage of any construction vehicles, machinery, equipment and supplies shall be in a location approved by Landlord.  Tenant shall use its best efforts to prevent any interference with the operation of the Shopping Center and the business of any Tenants, subtenants or licensees of the Shopping Center. Tenant shall comply with reasonable rules and regulations promulgated by Landlord to assure compliance with the foregoing.

24.

Insurance: At all times after delivery of possession of the Premises to Tenant, Tenant shall maintain in full for force and effect, in addition to all other insurance required to be maintained by Tenant under the Lease, maintain public liability insurance with coverage of at least $1,000,000.00 for a single occurrence and $2,000,000.00 in the aggregate, builder’s risk during construction of Tenant’s Work, and casualty insurance with limits of coverage not less than 100% of full replacement cost of Tenant’s leasehold improvements. Tenant shall also maintain Workman’s Compensation insurance as required by all applicable federal, state or other laws including employers’ liability with a limit of at least $1,000,000.00. Tenant shall name Landlord as an additional insured on all insurance policies.  Tenant shall furnish Landlord with certificates evidencing all insurance coverage at least ten (10) days prior to commencement of Tenant’s Work and may not commence construction without having done so.  The insurance shall contain a clause providing that the insurer will not cancel such insurance without giving Landlord ten (10) days prior written notice.

25.

Tenant assumes all risks of damages or injuries, including death, to any property or person used or employed on or in connection with Tenant’s Work, and all risks of damages or injuries, including death, to any property or persons wherever located, resulting from any action, omission or operation in connection with Tenant’s Work. Tenant shall indemnify, hold harmless and defend the Landlord, its employees, agents, servants and representatives from and against any and all losses, damages, expenses. claims, suits and demands of whatever nature (including without limitations, reasonable attorneys’ fees and expenses incurred in the enforcement of this indemnity), resulting from damages or injuries, including death, to any property or person, caused by or arising out of any action, omission or operation in connection with or in any way related to the Tenant’s Work, except to the extent caused by the negligence or intentional misconduct of Landlord, its agents or employees.

26.

Commencement of Construction: Tenant shall not commence construction of Tenant’s improvements until Tenant has: 1) received Landlord’s prior written approval of Tenant’s Final Plans; 2) acquired all necessary governmental approvals; 3) notified Landlord in writing of Tenant’s intent to commence construction activities; 4) delivered to Landlord such insurance coverage’s as specified within the Lease and this Exhibit “C”; and 5) delivered to Landlord drawings of Tenant’s improvements (tenant’s construction documents). Landlord shall have the right to post and maintain and record on the Premises any notice of non-responsibility provided for by the mechanic’s lien laws.

27.

Subject to Landlord’s prior written approval (which shall not be unreasonably withheld or delayed), Tenant, at its sole option, may install a night depository and up to two (2) through-the-wall ATM’s in the Premises.

28.	Modifications: Tenant acknowledge that they are leasing two spaces in as-is condition and the any and all work and or expense to combine these two space shall be solely at the Tenants expense

EXHIBIT “D”

SIGN CRITERIA

The following criteria shall govern all exterior signs that shall be furnished and installed at Tenant’s sole cost and expense, pursuant to the following:

Subject to Landlord’s prior written approval, Tenant, at it sole cost and expense, shall have the right to install its standard individual internally illuminated channel letter signage upon the exterior sign band on three (3) sides of the Premises, provided that said signage is in compliance with applicable law and the Center’s City approved signage program. In addition, Tenant, at it sole cost and expense, shall have the right to install its logo sign on one side of the Premises, provided that said signage is in compliance with applicable law and the Center’s City approved signage program.

EXHIBIT “E”

CONFIRMATION OF TERM AND RENT

Lease Commencement Date:

Date Tenant Opened for Business:

Lease Expiration Date:

Send Rent To:

Base Month Rental Amount:

Scheduled Increase Date(s):

Prepaid Rent:

Apply When:

First Month Prorate:

Center Square Feet:

Premises Square Feet:

Renewals:

Tenant Improvement Allowance:

Landlord Address/ Property Manager Address:

LANDLORD:	TENANT:

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

EXHIBIT “F”

TENANT ESTOPPEL AGREEMENT

                    THIS TENANT ESTOPPEL AGREEMENT (this “Agreement”) is made as of [___________, 2005] by [____________________________], a [____________________________], having an address at [____________________________] (“Tenant”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at 1320 Willow Pass Road, Suite 205, Concord, California 94520 (together with its successors and assigns, “Wells Fargo” and “Lender”), and acknowledged and agreed to by AVG PARTNERS II, LLC, a Delaware limited liability company, having an address at c/o AVG Partners, 9595 Wilshire Boulevard, Suite 710, Beverly Hills, California 90212 (“Landlord”).

RECITALS:

                    A.          Lender is the present owner and holder of a certain deed of trust and security agreement (the “Security Instrument”) dated as of [___________________, 2005], given by Landlord to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated [________________, 2005], given by Landlord to Lender; and

                    B.          Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated [____________________, 20__] between Landlord (or Landlord’s predecessor-in-interest), as landlord, and Tenant, as tenant[, as amended by ________________] ([collectively,] the “Lease”).

AGREEMENT:

                    Tenant certifies to and agrees with Lender as of the date hereof as follows:

                    1.          The Lease covers [__________] square feet in Building [___] (the “Leased Premises”) at the Property.

                    2.          The Lease is in full force and effect.  The Lease has not been amended, modified or supplemented except as set forth above.  There are no other agreements or understandings, whether written or oral, between Tenant and Landlord (or Landlord’s predecessor-in-interest) with respect to the Lease, the Leased Premises or the Property.

                    3.          Tenant has accepted possession of and occupies the entire Leased Premises under the Lease.  Tenant has no right to “go dark” under the Lease except as follows: ________________ [if none, insert “none”].  If a right to “go dark” is indicated in the previous sentence, Tenant has not exercised such right.  Tenant is in physical occupancy of the entire Leased Premises and is open for business.  The term of the Lease commenced on [_________________, 20___], and expires on [______________, 20___], subject to the following renewal options: _____________________________________________________________________________ [if none, insert “none”].

                    4.          The monthly fixed rent is equal to, monthly minimum or basic rent under the Lease in the amount of $[_________.00] plus additional rent including, percentage rent, Tenant’s proportionate share of real estate taxes, insurance and operating expenses and other sums or charges and has been paid one month in advance and no such rents, additional rents, percentage rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof and Tenant agrees not to pay such rents, additional rents, percentage rents or other sums or charges more than one (1) month in advance unless otherwise specified in the Lease.  Tenant agrees that upon notification by Lender in writing that rental payments are to be made to Lender because of a default under the loan made by Lender to Landlord, Tenant will cease making rental payments to Landlord, or its successors and assigns, and will begin making such rental payments directly to Lender.

                    5.          The amount of the security deposit is $[________].

                    6.          To the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease.

                    7.          Tenant has no known claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease.

                    8.          All improvements required to be completed by Landlord have been completed and there are no contributions, credits, free rent, rent abatements, deductions or other sums due to Tenant from Landlord.

                    9.          Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

                    10.          Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Property.  Tenant does not have any right or option for additional space at the Property.

                    11.          Since the date of the Lease, there has been no material adverse change in the financial condition of the Tenant, and there are no voluntary actions or, to Tenant’s best knowledge, involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.

                    12.          If Lender or its designee succeeds to Landlord’s interest in the Property or if a sale by power of sale or foreclosure occurs, Tenant shall attorn to Lender, its designee or a purchaser at such sale as its landlord, and the Lease shall continue in full force and effect as a direct lease between Lender (or such designee or purchaser) and Tenant upon all of the terms, covenants and conditions set forth in the Lease; provided, however, that Lender (or such designee or purchaser) shall not be (i) required to make any repairs to the Property or the Leased Premises required as a result of fire or other casualty or by reason of condemnation unless Lender (or such designee or purchaser) shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs,

(ii) required to make any capital improvements to the Property or the Leased Premises which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the Leased Premises, (iii) subject to any offsets or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Lender shall become the owner of the Property, (iv) bound by any rent which Tenant may have paid for more than one month in advance to any prior landlord, or (v) liable for the return of any security deposit posted by Tenant unless actually received by Lender (or such designee or purchaser) and required to be returned pursuant to the terms of the Lease.

                    13.          Tenant has no right to terminate the Lease except, to the extent specifically contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.

                    14.          Tenant will not seek to terminate the Lease or seek or assert any set-off or counterclaim against the rent or additional rent by reason of any act or omission of Landlord, until Tenant shall have given written notice of such act or omission to Lender at the address set forth above.  Tenant will accept performance by Lender of any term of the Lease required to be performed by Landlord, with the same force and effect as though performed by Landlord, although Lender shall in no event be required to do so.  Lender shall have a reasonable time after actual receipt of any notice of default by Landlord within which to cure any such default.

                    15.          Tenant agrees that the Lease shall not hereafter be modified or amended without the prior written consent of Lender and that Lender, its designee and any purchaser at a sale mentioned in paragraph 12 above will not be bound by any modification of the Lease including, without limitation, any reduction in rent or term, unless Lender has consented thereto.

                    16.          Tenant agrees that the Lease and all of the terms, covenants and provisions thereof (including, without limitation, all terms, covenants and provisions with respect to the disposition of any casualty insurance proceeds or condemnation awards) and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Security Instrument, and to the lien thereof and all terms, covenants and conditions set forth in the Security Instrument, including, without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

                    17.          he undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this Agreement on behalf of Tenant.

                    18.          Tenant acknowledges that Lender will rely on this Agreement in making a loan or otherwise extending credit to Landlord.  The information contained in this Agreement shall be for Lender’s benefit and for the benefit of Lender’s successors and assigns.

                    IN WITNESS WHEREOF, Tenant has executed this Agreement as of the day and year first written above.

TENANT:

[______________], a [______________]

By:

Name:
Title:

ACKNOWLEDGED AND AGREED BY:

LANDLORD:

AVG PARTNERS II, LLC, a Delaware limited liability company

By:

Name:
Title:

EXHIBIT A

[Attach Legal Description]

EXHIBIT “G”

SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Lender)

- and -

[____________________________________________]

(Tenant)

- and -

AVG PARTNERS II, LLC

(Landlord)

Dated: ___________, 2005

Location: ___________

County: ___________

PREPARED BY AND UPON
RECORDATION RETURN TO:

Dechert LLP
30 Rockefeller Plaza
New York, NY 10112
Attention: Ellen M. Goodwin, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of [_________________, 2005] by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at 1320 Willow Pass Road, Suite 205, Concord, California 94520 (together with its successors and assigns, “Wells Fargo” and “Lender”), [____________________________________________], a [____________________________________________], having an address at [____________________________________________] (the “Tenant”), and AVG PARTNERS II, LLC, a Delaware limited liability company, having an address at c/o AVG Partners, 9595 Wilshire Boulevard, Suite 710, Beverly Hills, California 90212 (“Landlord”).

RECITALS:

                    Lender is the present owner and holder of a certain Deed of Trust and Security Agreement (the “Security Instrument”) dated as of [______________, 2005], given by Landlord to Lender which encumbers the fee simple absolute estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which, among other security instruments, secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated [_____________, 2005], given by Landlord to Lender (the “Note”);

                    Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated [______________________________, 20__] between Landlord (or Landlord’s predecessor in interest), as landlord and Tenant, as tenant (as may have been amended the “Lease”); and

                    Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

          For good and valuable consideration, Tenant, Lender and Landlord agree as follows:

                    1.          Subordination.  The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument, as of the date hereof, and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

                    2.          Non-Disturbance.  If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant, its successor or assign shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

                    3.          Attornment.  If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as Landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease; (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser, (d) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s prior written consent or (e) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.  Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign, at Lender’s or such successor or assign’s cost and expense, for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease, except as otherwise specifically provided in this Agreement.

                    4.          Notice to Tenant.  After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall (but subject at all times to compliance with applicable law) thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

                    5.          Lender’s Consent.  Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof other than pursuant to the provisions of the Lease, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease;  and any such amendment, modification, termination, prepayment, voluntarily surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

                    6.          Notice to Lender and Right to Cure.  Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same, including such time as may be necessary to acquire possession of the Property if possession is necessary to effect such cure, provided Lender, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Security Instrument so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied.  Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

                    7.          Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S.  Postal Service and sent registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:           [______________________]
                               [______________________]
                               [______________________]
                               [______________________]
                               Attention:  [________________]
                               Facsimile No.  [_____________]

If to Lender:           Wells Fargo Bank, National Association
                               1320 Willow Pass Road, Suite 205
                               Concord, California  94520
                               Attention:  Loan Administrator

or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Section (7), the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state or commonwealth where the Property is located.  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                    8.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

                    9.          Governing Law.  This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said State.

                    10.         Miscellaneous.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                    11.         Joint and Several Liability.  If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

                    12.         Definitions.  The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise.  The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender unless and until Lender has succeeded to the interest of Landlord under the Lease.  The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Instrument.

                    13.         Further Acts.  Tenant will, at the cost of Lender, and without expense to Tenant, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

                    14.         Limitations on Purchaser’s Liability.  In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such obligation.

                    15.         Estoppel Certificate.  Tenant, shall, from time to time, within fifteen (15) days after request by Lender, execute, acknowledge and deliver to Lender a statement by Tenant certifying (a) that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the amounts of fixed rent, additional rent, percentage rent or other sums, if any, which are payable in respect of the Lease and the commencement date and expiration date of the Lease, (c) the dates to which the fixed rent, additional rent, percentage rent if any, and other sums which are payable in respect to the Lease have been paid, (d) whether or not Tenant is entitled to credits or offsets against such rent, and, if so, the reasons therefor and the amount thereof, (e) that Tenant is not in default in the performance of any of its obligations under the Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a default, (f) whether or not, to the best knowledge of the person certifying on behalf of Tenant, Landlord is in default in the performance of any of its obligations under the Lease, and, if so, specifying the same, (g) whether or not, to the best knowledge of such person, any event has occurred which with the giving of such notice or passage of time, or both would constitute such a default, and, if so, specifying each such event, and (h) whether or not, to the best knowledge of such person, Tenant has any claims, defenses or counterclaims against Landlord under the Lease, and, if so, specifying the same, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Lender and by others with whom Lender may be dealing, regardless of independent investigation.  Tenant also shall include in any such statement such other information concerning the Lease as Lender may reasonably request.

                    IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement as of the date first above written.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a National Banking Association

By:

Name
Title:

TENANT:

[___________________________], a [__________________]

By:

Name
Title:

LANDLORD:

AVG PARTNERS II, LLC, a Delaware limited liability company

By:

Name
Title:

STATE OF___________________)
) ss.
COUNTY OF_________________)

On _____________, before me, the undersigned, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_____________________________
Notary Public in and for said
County and State

Name:_______________________	(SEAL)

STATE OF___________________)
) ss.
COUNTY OF_________________)

On _____________, before me, the undersigned, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

____________________________
Notary Public in and for said
County and State

Name: _______________________	(SEAL)

STATE OF___________________)
) ss.
COUNTY OF_________________)

On_____________, before me,the undersigned, personally appeared__________________, personally known to me (or proved to me on the basis of satisfactory evidence)to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
NotaryPublicinandforsaid
CountyandState

Name:__________________________	(SEAL)

EXHIBIT A

LegalDescriptionofProperty

Exhibit “H”

PROHIBITEDUSERESTRICTIONS

Prohibited Uses:  Tenant shall not use the Premises or Common Area or any part thereof, in violation of rules and regulations which are promulgated by Landlord and delivered to Tenant from time to time governing the Common Area and the Premises, provided that they are not inconsistent with any express provision of this Lease, and are applied in a non-discriminatory manner as to all tenants.  Landlord shall not lease any space in Center, and Tenant shall not use any portion of the Premises or Center; (i) to conduct or advertise any auction, bankruptcy, fire, distress, liquidation, sheriff’s or receiver’s sale on or from the Premises; (ii) to sell any so-called “Army and Navy”, surplus, or previously worn or “used” goods, as those terms are generally used at this time and from time to time hereafter; (iii) auditorium, activity facility, or meeting hall; (iv) any self storage facilities; (v) any medical or health-oriented facilities or offices (excluding a health spa, health club, exercise club, gymnasium or other similar operation); any industrial type use (e.g., manufacturing, warehousing, processing, assembly, plating); (vii) to conduct any activity which may make void or voidable or increase the premium on any insurance coverage on Center or parts thereof; (viii) automotive, tire, gasoline, or oil service centers; (ix) for any governmental use or office or any social service functions or facilities; (x) for the operation of a massage parlor or bath house, adult book or adult video store, or for the sale, rental or exhibition of pornographic material and/or display in storefront windows or in areas within the Premises which are visible from the outside of the Premises, any sign, product or advertising material which is or is for pornographic or “adult” material; (xi) in a manner which is a public or private nuisance including any which creates undue noise, sound, vibration, litter or odor; (xii) for a night club or discotheque, tavern, bar, cocktail lounge or similar establishment which features any form of “adult entertainment” or any form of regularly scheduled live entertainment or the sale of alcoholic beverages; (xiii) for a roller or skating rink, skateboard or other rink or area, billiard parlor, amusement center, arcade, including the use of any video or mechanical game machines, bowling alley or similar operations; (xiv) for lodging, including a hotel, motor inn, apartments or condominiums; (xv) for vehicle, including automobile, truck, trailer, R.V. or boat dealer (or other similar enterprise), sales, leasing, display or repair (other than for office functions relating to such operations); (xvi) for a funeral parlor or mortuary; (xvii) for a mobile home or trailer court; (xvii) for any dumping, disposing, recycling, incineration or reduction on a large-scale commercial basis of refuse and recyclables (exclusive of collection in appropriately screened areas of refuse and recyclables resulting from normal day to day operations in the locations designated by Landlord from time to time); (xix) for any commercial laundry or dry cleaning plant or coin operated laundromat; (xx) day care center or school (other than in conjunction with a retail or, in the case of day care, office operation); (xxi) for any veterinary hospital, animal boarding, training or raising facilities or pet shop; (xxii) for any separately demised newsstand; (xxiii) for an off-track betting, business, bingo, lottery or similar “games of chance” sales or facility; (xxiv) for the placement of any aerial or antenna on the roof or exterior walls of the Premises; (xxv) for the display of billboards or large advertisements whether free-standing, painted upon or affixed to the exterior of any structure; (xxvi) for any astrology, palm reading, tarot card or other like service or facility; or (xxvii)  tattoo parlor.  All of the foregoing uses are collectively referred to herein as the “Prohibited Uses”.